SECTION 906 CERTIFICATION




     Pursuant to 18 U.S.C. ss.1350, the undersigned officer of World Funds Trust (the "Company"), hereby certifies, to the best of his or her knowledge, that the Company's Report on Form N-CSR for the period ended July 31, 2009 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated:          October 9, 2009



Name:           /s/ Franklin A. Trice, III
                Franklin A. Trice, III
Title:          Chairman and President


     This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as a part of the Report or as a separate disclosure document.

                           SECTION 906 CERTIFICATION




     Pursuant to 18 U.S.C. ss.1350, the undersigned officer of World Funds Trust (the "Company"), hereby certifies, to the best of his or her knowledge, that the Company's Report on Form N-CSR for the period ended July 31, 2009 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated:       October 9, 2009



Name:           /s/ Karen Shupe
                Karen Shupe
Title:          Treasurer


     This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as a part of the Report or as a separate disclosure document.